Exhibit 99.2

VSE CORPORATION ANNOUNCES THE ACQUISITION OF AERO 3

Expands VSE Aviation’s Presence and Strength in the Global Wheel and Brake Aftermarket

MIRAMAR, FL., October 27, 2025 – VSE Corporation (“VSE” or the “Company”) (NASDAQ: VSEC), a leading provider of aviation aftermarket distribution and repair services, announced today that it has signed a definitive agreement to acquire GenNx/AeroRepair IntermediateCo Inc., the parent company of Aero 3, Inc. (“Aero 3”), a portfolio company of GenNx360 Capital Partners and a diversified global Maintenance, Repair and Overhaul (MRO) service provider and distributor supporting the commercial wheel and brake aftermarket.

MANAGEMENT COMMENTARY

“We are pleased to announce the acquisition of Aero 3, an important step in expanding our global wheel and brake aftermarket capabilities,” said John Cuomo, President and CEO of VSE Corporation. “This acquisition aligns perfectly with our OEM-centric strategy and builds upon the success of our Desser Aerospace acquisition. Aero 3 broadens our MRO, distribution, and proprietary product offerings while extending our global footprint. With the addition of Aero 3’s nine MRO facilities, VSE will now operate twelve strategically located wheel and brake repair facilities across the U.S., Canada, and the U.K., serving commercial, regional, and business & general aviation customers. The combination of VSE and Aero 3 establishes one of the industry’s most comprehensive global aftermarket platforms focused on aircraft wheels and brakes. Aero 3 is led by a market-leading management team that will remain with the business and help drive continued growth across the VSE Aviation Wheel and Brake Group. Together, our customer- and operations-focused strategy and growth-oriented mindset will allow VSE to capitalize on the expanding global wheel and brake aftermarket.”

“Joining VSE Aviation represents an important next chapter for Aero 3,” said Daniel Bell, Chief Executive Officer of Aero 3. “Our organization has earned a global reputation for technical expertise, reliability, and trusted partnerships with both OEMs and aircraft operators. Our focus on delivering fully integrated repair solutions aligns seamlessly with VSE’s culture of operational excellence and customer commitment. Together, we will strengthen our capabilities, accelerate our expansion, and continue providing innovative, comprehensive solutions to the global aviation community.”

“We are proud to see Aero 3 join the VSE Aviation platform and confident they will continue to thrive in this next phase of growth,” added Pratik Rajeevan, Principal at GenNx360 Capital Partners. “Dan and his team have built an exceptional, customer-focused business, and it has been a pleasure partnering with them as we executed on our buy-and-build strategy.”

ACQUISITION OVERVIEW

Aero 3 is a global market leader specializing in three complementary business units:

1.

Wheel and Brake MRO Services - Nine strategically located repair and overhaul facilities across the U.S., Canada, and the U.K., providing proximity to key customer operations, proprietary logistics, program management services, and industry-leading turnaround times.

2.	OEM-Aligned Distribution - Authorized distribution of OEM wheel and brake components, expanding VSE’s position as a trusted OEM partner.

3.

Proprietary Solutions - Engineering and production of proprietary, custom-designed repair solutions and manufactured aircraft components, enhancing VSE’s exposure to higher-margin, differentiated proprietary products.

Founded in 1994 and headquartered in Manchester, New Hampshire, Aero 3 employs approximately 280 people, supports more than 750 global customers and completes approximately 50,000 MRO events per year.

STRATEGIC RATIONALE

•	Increases Exposure and Market Leadership in Global Wheel and Brake Aftermarket Services

•

Drives Sales Synergies with Desser Aerospace Acquisition – Builds on the 2023 acquisition of Desser Aerospace, a leader in tire distribution. Combining Desser’s tire expertise with Aero 3’s wheel and brake MRO capabilities creates a unified, nationwide solution for fleet operators. The integrated facility footprint enables stronger support through national programs while seamlessly incorporating tire repair and replacement into wheel and brake aftermarket services.

•

Expands Global MRO Footprint and Capabilities – With Aero 3’s nine facilities, VSE will operate twelve global wheel and brake MRO sites, strategically positioned near major aviation hubs across North America and Europe.

•	Deepens OEM Alignment – Aero 3 supports all major OEMs and enhances VSE’s strategy of being an OEM-aligned partner across aviation services.

•	Strengthens Distribution Capabilities – Adds an authorized OEM distribution business, enabling VSE to offer customers integrated repair and parts solutions.

•

Accelerates Growth of Differentiated, High-Margin Proprietary Solutions - Enhances proprietary product portfolio, engineering and manufacturing capabilities, enabling VSE to deliver higher-value, IP-driven components.

•

Adds Experienced Leadership – The Aero 3 leadership team, led by Daniel Bell, will remain with the business and continue driving growth and operational excellence across VSE’s entire global Wheel and Brake Group.

FINANCIAL HIGHLIGHTS AND TRANSACTION TERMS

•	Total cash consideration of $350 million, subject to working capital adjustments.

•	The transaction is expected to close in the fourth quarter of 2025, subject to regulatory approvals and customary closing conditions.

•	Aero 3 generated approximately $120 million of revenue during the trailing twelve-month period ended August 2025 with Adjusted EBITDA margins in excess of 20%.

•	Year to date, on a pro forma basis, the acquisition of Aero 3 enhances VSE’s consolidated adjusted EBITDA margin by more than 50 basis points.

•	The acquisition is expected to be funded by anticipated proceeds from an equity financing and/or borrowings under the Company’s existing credit facility.

ADVISORS

Jones Day served as legal counsel to VSE Corporation.

Harris Williams LLC acted as financial advisor and Winston & Strawn LLP served as legal counsel to GenNx360 Capital Partners and Aero 3, Inc.

ABOUT VSE CORPORATION

VSE is a leading provider of Aviation distribution and repair services for the commercial and business and general aviation (BG&A) aftermarkets. Headquartered in Miramar, Florida, VSE is focused on significantly enhancing the productivity and longevity of its customers’ high-value, business-critical assets. VSE’s aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services support engine component and engine and airframe accessory part distribution and repair services for commercial and BG&A operators. For more detailed information, please visit VSE’s website at www.vsecorp.com.

ABOUT GENNX360 CAPITAL PARTNERS

GenNx360 Capital Partners is a private equity firm focused on acquiring middle market business-to-business services companies. GenNx360 partners with companies having proven and sustainable business models in expanding industries with the objective of implementing and supporting value-enhancing organic and inorganic initiatives to accelerate growth, deliver cost efficiencies, and generate strong financial returns. GenNx360 was founded in 2006 and is headquartered in New York City. For more information on GenNx360, please visit www.gennx360.com. The GenNx360’s Aero 3 team includes Ron Blaylock, Founder and Managing Partner; Lloyd Trotter, Founder and Managing Partner; Pratik Rajeevan, Principal; Peter White, Principal; and Jon Langenfeld, Associate.

FORWARD-LOOKING STATEMENTS

This press release contains statements that, to the extent they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and this statement is included for purposes of such safe harbor provisions.

“Forward-looking” statements, as such term is defined by the Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases, represent our expectations or beliefs, including, but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments and future operational plans. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “forecast,” “seek,” “plan,” “predict,” “project,” “could,” “estimate,” “might,” “continue,” “seeking” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements.

These statements speak only as of the date of this press release and we undertake no ongoing obligation, other than that imposed by law, to update these statements as a result of new information, future events or otherwise. These statements relate to, among other things, our intent, belief or current expectations with respect to the acquisition of Aero 3, including anticipated financing and closing timeline related thereto: our future financial condition, results of operations or prospects; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, certain of which are beyond our control, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation:

•	supply chain delays and disruptions;

•	risks related to our work on large government programs;

•

our ability to consummate, successfully integrate, and achieve the strategic and other objectives, including any expected synergies, relating to pending acquisitions, including the potential acquisition of Aero 3;

•	our ability to successfully integrate and realize the anticipated benefits of recently acquired businesses, including the acquisitions of Kellstrom Aerospace Group, Inc. and Turbine Weld Industries;

•	risks related to future business conditions resulting in impairments;

•	risks related to the intense competition in our industry;

•	risks related to the performance of the aviation aftermarket;

•	global economic and political conditions;

•	risks related to our ability to mitigate the impacts of increased costs related to tariffs;

•	prolonged periods of inflation and our ability to mitigate the impact thereof;

•	challenges related to workforce management or any failure to attract or retain a skilled workforce;

•	our dependence on third-party package delivery companies;

•	compliance with government rules and regulations, including environmental and pollution risk;

•	risks related to technology security and cyber-attacks;

•	risks related to our outstanding indebtedness;

•	risks related to market volatility in the debt and equity capital markets;

•	risks related to our preliminary financial estimates, which represent management’s current estimates and are subject to change; and

•

the other factors identified in our reports filed or expected to be filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025.

You are advised, however, to consult any further disclosures we make on related subjects in our periodic reports on Forms 10-K, 10-Q or 8-K filed with or furnished to the SEC.

INVESTOR RELATIONS CONTACT:

Michael Perlman

Vice President of Investor Relations and Treasury

Phone: (954) 547-0480

Email: investors@vsecorp.com